Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

400 South Hope Street
Suite 500
Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Two Harbors Investment Corp.

(Exact name of obligor as specified in its charter)

Maryland	27-0312904
(State or Other Jurisdiction of	(I.R.S. employer
Incorporation or Organization)	identification no.)

575 Lexington Avenue, Suite 2930
New York, New York	10022
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the Trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank of New York	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

4.                                      A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-188382).

6.                                      The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.                                      A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 22nd day of February, 2018.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2017, published in accordance with Federal regulatory authority instructions.

		Dollar amounts
		in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		4,247
Interest-bearing balances		533,579
Securities:
Held-to-maturity securities		0
Available-for-sale securities		542,018
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,756
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		24,347
Other assets		121,741
Total assets		$2,093,001

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LIABILITIES

Deposits:
In domestic offices		602
Noninterest-bearing	602
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		222,312
Total liabilities		222,914
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,123,124
Not available
Retained earnings		747,028
Accumulated other comprehensive income .		-1,065
Other equity capital components		0
Not available
Total bank equity capital		1,870,087
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,870,087
Total liabilities and equity capital		2,093,001

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)

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